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                                                                  EXHIBIT 10.3a


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                            BANK UNITED OF TEXAS FSB


                                      and


                   THE FEDERAL DEPOSIT INSURANCE CORPORATION,
                    as Manager of the FSLIC Resolution Fund



                               WARRANT AGREEMENT



                Dated as of December 30, 1988, as amended by the
                      First Amendment to Warrant Agreement
                         dated as of December 28, 1993





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                           AMENDED WARRANT AGREEMENT


         THIS AGREEMENT ("Agreement"), dated as of December 30, 1988, as amended as of December 28, 1993, is entered into by and between BANK UNITED OF TEXAS FSB, Houston, Texas, a federally chartered savings bank (the "Association"), and the FEDERAL DEPOSIT INSURANCE CORPORATION, as Manager of the FSLIC Resolution Fund, ("FDIC Manager").

                              W I T N E S S E T H

         WHEREAS, pursuant to that certain Assistance Agreement (the "Assistance Agreement"), dated December 30, 1988, herewith, by and between the Association and the Federal Savings and Loan Insurance Corporation ("FSLIC") and in connection with the transactions contemplated thereby, the Association issued warrants (the "Warrants") representing the right to purchase up to 158,823 shares of the Association's common stock, par value $0.01 (One Cent) per share (the "Common Stock").

         WHEREAS, the FDIC Manager has succeeded to all rights of the FSLIC with respect to the Warrants;

         WHEREAS, the FDIC Manager and the Association have entered into a Settlement and Termination Agreement, dated as of December 23, 1993 (the "Settlement Agreement"), and a related First Amendment to Warrant Agreement providing for the amendment of the Warrants as set forth herein;

         WHEREAS, the Association and the FDIC Manager desire to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights and obligations with respect thereto of the Association and the FDIC Manager and any subsequent holder or holders of the Warrants and the shares of Common Stock issued upon the exercise of such Warrants (the FDIC Manager and such holder or holders may hereinafter be referred to individually as the "Holder" or collectively as the "Holders");

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         1. Issuance of Warrants. The Association hereby issues 158,823 Warrants to the FDIC Manager which issuance is evidenced by the execution and delivery of a warrant certificate substantially in the form of Exhibit A hereto (the "Warrant Certificate"). The Warrant Certificate may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange, or to conform to usage, or as may, consistently herewith, be determined by the





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 officers executing such Warrant Certificate as evidenced by the officers executing such Warrant Certificate. The Warrant Certificate evidences the total number of Warrants issued hereunder and registered in the name of the Holder in the Warrant Register (as defined in Section 6(a)). Each Warrant shall entitle the Holder to purchase one share of Common Stock ("Common Share") subject to adjustment pursuant to the provisions of Section 8. The Common Shares issued pursuant to the exercise of Warrants are hereinafter referred to as the "Warrant Shares". The Warrant and Warrant Shares are hereinafter referred to as the "Subject Securities".

         2. Execution of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be signed manually by, or bear the facsimile signature of, the Chairman of the Board or the President or a Vice President of the Association; shall be dated the date of its issuance; shall have the Association's seal or a facsimile thereof affixed or imprinted thereon; and shall be attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Association (if facsimile signatures are utilized, the Warrant Certificates shall be manually countersigned by an authorized officer of the Association or by a Warrant Agent duly appointed by the Association). In case any officer of the Association whose manual or facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such an officer before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. Any Warrant Certificate may be signed on behalf of the Association by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Association to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not an officer.

         3. Warrant Price. The price to be paid by the Holder upon the issuance of each Common Share pursuant to the exercise of any of the Warrants (the "Warrant Price") shall be $0.01 (One Cent) per Common Share.

         4. Exercise of Warrant.

                  (a) The Warrants shall be exercisable by the Holders thereof at any time and from time to time until 11:59 p.m., Houston, Texas time, on December 29, 2004, or the sixteenth anniversary of the date hereof (the "Expiration Date"), at which time the Warrants shall expire. Each Warrant not exercised during the foregoing period shall, upon the expiration of such period, become null and void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease upon the Expiration Date. Warrants shall be exercised by the Holder giving the Association 15 business days written notice ("Notice of Exercise") and then, on the 15th day, the Holder shall present and surrender to the Association a Warrant Certificate evidencing such Warrants at the Association's principal office, accompanied by (i) a written Notice of Exercise in the form of Exhibit B duly filled in and signed, and (ii) payment in full in cash or by certified or official bank check to the Association of the aggregate Warrant Price for the Common Shares to be purchased, as specified in such notice. Warrants exercised by the Holder anytime after the fifteenth anniversary of the date hereof shall provide the Notice




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         of Exercise, no later than December 14, 2003, including prior written notice to the Association of the date certain by which the Holder shall exercise the Warrants in the year following, but not to exceed the Expiration Date, and on which date certain the Holder shall present and surrender to the Association a Warrant Certificate evidencing such Warrants at the Association's principal office, accompanied by (i) a written Notice of Exercise in the form of Exhibit B duly filled in and signed, and (ii) payment in full in cash or by certified or official bank check to the Association of the aggregate Warrant Price for the Common Shares to be purchased, as specified in such notice.

                  (b) As soon as practicable after the exercise of the Warrants and payment by the registered Holder of the full Warrant Price for the Common Shares which are then being exercised, the Association shall promptly issue and deliver to or upon the order of such Holder the number of Common Shares to which such Holder is entitled, registered in such name(s) as Holder may direct, and, if the full number of Warrants represented by a Warrant Certificate shall not have been exercised, a new warrant certificate for the balance of the Warrants represented by the surrendered Warrant Certificate.

                  (c) Each person in whose name such certificates for Common Share is issued shall for all purposes be deemed to have become the holder of record of such Common Shares on the date on which the Warrant Certificate and a proper Notice of Exercise (defined below) was surrendered and the Warrant Price paid, irrespective of the date that certificates representing such Common Shares shall actually be issued or delivered irrespective of whether or not the stock transfer books of the Association shall then be closed.

                  (d) The Association shall pay all expenses, and any taxes (other than income taxes) and other charges that may be payable in connection with the preparation, issuance, and delivery of stock certificates under this Section 4 in the name of the Holders; provided, however, that the Association shall not be required to pay, and such Holders shall be responsible for, any tax that may be payable in respect of any transfer in connection with the issuance of any Warrant Certificate in a name other than that of a registered Holder of the Warrant Certificate surrendered upon the exercise of a Warrant.

          5.       Reservation of Shares; Preservation of Rights of the Holder.

                  (a) The Association covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, solely for issuance and/or delivery upon exercise of Warrants, free from preemptive rights, the full number of Common Shares then issuable if all outstanding Warrants then exercisable were exercised.





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                  (b) The Association further covenants (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or inaction, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by the Association, including the antidilution provisions in Section 8 herein, (ii) promptly to take all action as may from time to time be required (including complying with all federal and state laws, cooperating fully with the Holders in preparing such applications and providing such information to such federal and state regulatory authorities as may be required) in order to permit the Holders to exercise Warrants and the Association duly and effectively to issue Common Shares pursuant thereto, and (iii) promptly to take all action provided in Section 8 herein.

         6. Restriction on Transfer, Exchange or Loss of Warrants.

                  (a) The Association shall keep a warrant register (the "Warrant Register") in which it shall register the name and address of any Holder of Warrant Certificates. Subject to Section 13 and Section 16, the Association shall register the transfer of any outstanding Warrant Certificates in the Warrant Register upon surrender at the principal office of the Association of the Warrant Certificates accompanied by a written instrument of transfer, in form satisfactory to the Association, duly executed by the registered Holder of the Warrant Certificate or accompanied by proper evidence of succession or assignment. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificates shall be cancelled; provided, however, that except for transfers pursuant to Section 10, the Warrants may only be transferred in a private transaction that is, in the opinion of counsel to the Holder that is reasonably acceptable to the Association, exempt from any applicable securities registration requirement.

                  (b) Each Holder may, at its option, exchange its Warrant Certificates for other Warrant Certificates representing in the aggregate a like number of warrants by the surrender of such Warrant Certificates at the principal office of the Association accompanied by written instructions for such exchange.

                  (c) If any Warrant Certificate is lost, stolen, mutilated, or destroyed, the Association shall issue in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in the case of a Warrant Certificate lost, stolen, or destroyed, upon receipt of a proper affidavit and reasonably satisfactory indemnification of the Association, a new Warrant Certificate of like tenor and representing the number of Warrants equal to the number represented by the Warrant Certificate so lost, stolen, mutilated, or destroyed. Any such new Warrant Certificate executed and delivered shall constitute a contractual obligation on the part of the Association, whether or not the Warrant Certificate so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone. No service charge or fee shall be assessed against the Holder






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         of such Warrant Certificate for any transfer, exchange, or replacement of Warrant Certificates pursuant to this Section 6.

         7. Rights Upon Consolidation, Merger, Sale, Transfer, or Reclassification.

                  (a) In case the Association (i) shall consolidate with or merger into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger or (ii) shall lease, sell, or otherwise convey all or substantially all of its assets, then such successor, leasing, or purchasing person or entity, as the case may be, shall execute with each Holder a supplemental agreement providing that (A) each Holder shall have the right to receive, upon the exercise of its Warrants, in lieu of each Common Share that could have been purchased upon exercise of Warrants if the Warrants had been exercised immediately prior to such transaction, the kind and amount of shares, securities, cash, or property receivable upon such consolidation, merger, lease, sale, or conveyance by a holder of one Common Share of Common Stock of the Association, and (B) setting forth the Warrant Price for the shares and/or other securities and/or property and/or cash so issuable, which shall be an amount equal to the Warrant Price per Common Share of the Association immediately prior to such event.

                  (b) In case of the reclassification or change of the Common Shares issuable upon exercise of the Warrant, or in the case of any consolidation or merger of another corporation into the Association in which the Association is the continuing corporation and in which the holders of Common Shares thereafter receive shares, other securities, property, or cash for such Common Shares, the Association shall execute with each Holder a supplemental agreement (A) providing that the Holder shall have the right to receive, upon exercise of its Warrants, in lieu of each Common Share deliverable upon such exercise immediately prior to such event, the kind and amount of shares, other securities, property, or cash receivable upon such reclassification, change, consolidation, or merger by a holder of one Common Share of the Association, and (B) setting forth the Warrant Price for the shares and/or other securities and/or property and/or cash so issuable, which shall be an amount equal to the Warrant Price per Common Share of the Association immediately prior to such event.

                  (c) The provisions of this Section 7 shall similarly apply to successive consolidations, mergers, leases, sales, or conveyances and successive reclassifications and changes of shares of Common Stock.

                  (d) If at any time the Holders become entitled to exercise a Warrant or Warrants for any securities of the Association or any other person other than Common Stock, thereafter the number of shares or units of such securities purchasable upon exercise of a Warrant or Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions set forth in Section 8 of this Agreement.






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         8. Antidilution Provision. So long as any Warrants are outstanding and unexercised, in whole or in part:

                  (a) If the Association shall, on or after the date hereof, pay a dividend in Common Shares or make any other distribution in Common Shares on or with respect to any class of its capital stock, the number of Common Shares purchasable upon exercise of each Warrant outstanding unexercised at such time shall be increased by multiplying such number of shares by a fraction, the denominator of which shall be the number of Common Shares outstanding at the close of business on the day immediately preceding the date of such dividend or other distribution and the numerator shall be the sum of such number of shares and the total number of Common Shares constituting such dividend or other distribution, such increase to become effective immediately after the record date of such dividend or other distribution.

                  (b) In the event outstanding Common Shares shall be subdivided into a greater number of Common Shares, the number of Common Shares purchasable upon exercise of each Warrant shall be proportionately increased, and conversely, in case outstanding Common Shares shall each be combined into a smaller number of Common Shares, the number of Common Shares purchasable upon exercise of each Warrant shall be proportionately decreased, such increase or decrease, as the case may be, shall become effective immediately after the effective date of such subdivision or combination.

                  (c) If the Association issues or distributes to all holders of Common Stock (i) rights or warrants entitling them to subscribe for or purchase shares of Common Stock or (ii) evidences of its indebtedness or assets (excluding cash dividends and excluding stock dividends referred to in subsection (a) above), the Association shall issue or distribute to each Holder of the Warrants the subscription rights or evidences of indebtedness or assets that such Holder would have been entitled to receive had the Warrants been exercised immediately prior to the record date for determination of stockholders entitled to receive such rights, warrants, or evidences of indebtedness or assets.

                  (d) Issuance of Common Stock for a Price Below the Market Price Per Share. If the Association sells or issues additional shares of Common Stock at a price per share less than the Market Price Per Share (as defined in Section 8(e)) immediately prior to the time of such sale or issue, then in each such case the number of shares of Common Stock purchasable upon the exercise of each unexercised Warrant shall be determined by multiplying the number of shares theretofore purchasable upon the exercise of such Warrant by a fraction, of which
         (i) the numerator shall be (x) the number of shares of Common Stock outstanding immediately prior to such sale or issue plus (y) the number of additional shares of Common Stock so sold or issued, and
         (ii) the denominator shall be (x) the number of shares of Common Stock outstanding immediately prior to such sale or issue plus (y) the number of additional shares of Common Stock that the aggregate





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offering price of the shares of Common Stock so sold or issued would purchase at the Market Price Per Share on the date of such sale. For purposes of this paragraph, the sale or issuance of securities convertible into or exercisable for shares of Common Stock shall be deemed to be the sale or issuance of the shares of Common Stock into or for which such securities are convertible or exercisable at an aggregate price equal to the aggregate price of such securities plus the minimum aggregate amount (if any) payable upon conversion or exercise of such securities into or for shares of Common Stock.

         This Section 8(d) shall not apply to (i) transactions subject to
Section 8(c), or the exercise of any warrants or rights to which Section 8(c) applies; (ii) the exercise of any other rights, warrants, or conversion or exchange option, or other option, if the exercise price under such rights, warrants, options, or other convertible or exchangeable security was at least equal to the Market Price Per Share on the date such right, warrant, option or other convertible or exchangeable security was initially issued; (iii) shares issued pursuant to employee stock options or other equity based employee stock plans or other equity based employee compensation programs; (iv) shares or other securities (or Common Stock issued upon the exercise, conversion, or exchange of such other securities) issued in a public offering; (v) any other issuance of shares in which the price or other terms of issuance are established by, or through negotiation with, an unaffiliated third party; (vi) any merger, consolidation, or similar transaction, other than a transaction with an entity or person which is an affiliate of the Association prior to the consummation of such transaction; or (vii) any other transaction which results in an adjustment in the number of shares purchasable hereunder pursuant to any other provision of this Section 8.

         (e) Definition of "Market Price Per Share". For the purpose of any computation under this Section 8, the "Market Price Per Share" of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the ten (10) consecutive Trading Days ending on the fifth (5th) Trading Day before the date for which the Market Price Per Share shall be determined. The term "Closing Price" on any day shall mean the reported last sale price per share of Common Stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, or, if the Common Shares are not listed or admitted to trading on such exchange, on the American Stock Exchange Composite Tape, or, if the shares of Common Stock are not listed or admitted to trading on such exchange, the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the closing sales price, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or if not so reported, the average of the closing




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bid and asked prices as furnished by any member of the National Association of
Securities Dealers, Inc., selected from time to time by the Board of Directors of the Association for that purpose, or, if no such prices are furnished, the fair market value of a share of Common Stock as estimated by a nationally recognized investment banking firm selected in good faith by a majority of the disinterested members of the Board of Directors of the Association, which estimate shall be prepared at the expense of the Association and shall be binding for all purposes hereunder; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business, or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which prices in the over-the-counter market are reported by NASDAQ. A director of the Association shall be deemed to be "disinterested" if he or she (i) is not an officer or employee of the Association; and (ii) is not an officer, director, employee of, or beneficial owner of more than 5% of the stock or other ownership interests in, a corporation or other entity controlling the Association.

         (f) Survivability of Certificates, Number and Price. Irrespective of any adjustments in the number of shares purchasable upon exercise of the Warrants, the Warrants, including any Warrants issued after any such adjustment, may continue to express the same price and number and kind of securities or other property as are stated therein but shall be deemed for all purposes to represent the number and kind of securities or other property and to be exercisable at such price as determined pursuant to any adjustment required by the terms of this Warrant Agreement.

         (g) The Association shall provide each Holder with at least 30 days prior written notice of any of the events described in this Section 8.

9.        Registration Rights.

         (a) Demand Registration Rights. Subject to the terms hereof, the Association covenants and agrees with Holders, and any other subsequent holder of Common Shares issued pursuant to the exercise of the Warrants ("Warrant Shares", such Warrants and Warrant Shares being hereinafter referred to as the "Subject Securities") that within 60 days after receipt of a written request ("Demand Request") from Holders of more than 50% in interest of the aggregate number of Subject Securities that such holders of the Subject Securities ("Requesting Holder") desire and intend to sell or transfer more than 50% in interest of the aggregate number of Subject Securities under such circumstances that a public offering, within the meaning of the Offering Regulations (defined below), will be involved, the Association shall file a registration statement (and use its best efforts to cause such registration statement to become effective under the Offering Regulations) with respect to the offering and sale or other disposition of such Subject Securities (the "Offered Securities"); provided, however, that the Association shall have




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no obligation to comply with the foregoing provisions of this Section 9 if in the opinion of counsel to the Association (reasonably acceptable to the Requesting Holder(s)) registration under the Offering Regulations is not required for the transfer of the Offered Shares in the manner proposed by such person or persons or that a post-effective amendment to an existing registration statement would be legally sufficient for such transfer (in which latter event the Association shall promptly file such post-effective amendment (and use its best efforts to cause such amendment to become effective under the Offering Regulations)); and provided further that only one registration may be demanded pursuant to provisions of this Section 9(a). Any registration abandoned after its filing in accordance with the provisions of this Section 9(a) shall not be deemed the one demand registration right pursuant to this
Section 9(a).

         The provisions of this Section 9(a) shall be subject to the following conditions, qualifications, and limitations, among others:

                  (i) The Association may provide the Requesting Holders with a notice ("Purchase Notice") that the Association or its Holding Company or affiliates, as an alternative to effecting a registration of the Subject Securities pursuant to this Section 9(a), will purchase the Offered Securities at a price that the Requesting Holders would receive from a sale of the Offered Securities in an underwritten public offering for cash (the "Offering Price"). The Offering Price shall be determined by an independent financial expert mutually agreeable to the Requesting Holders and the Association satisfying the qualifications set forth hereinafter. The Association shall retain an independent financial expert (the "Independent Financial Expert") to determine the Purchase Price (defined below). The Independent Financial Expert shall be any investment banking firm mutually agreeable to the Association and the Holder which (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and has aggregate net capital of at least $50,000,000; (ii) does not have a direct or indirect financial interest, and the directors, officers, employees, affiliates, or stockholders of which do not have a direct or indirect material financial interest, in the Association or any of its affiliates; (iii) has not been within the last three years, and at the time it is called upon to give independent financial advice pursuant to this Agreement is not (and none of the directors, officers, employees, affiliates, or stockholders of the Independent Financial Expert is), a promoter, director, or officer of the Association or any of its affiliates; and (iv) does not provide any advice or opinions to the Association or any of its affiliates. Any Independent Financial Expert retained pursuant to this Agreement shall be required to acknowledge that any report produced by such Independent Financial Expert will be relied upon by the FDIC Manager as well as the Association and that such Independent Financial Expert shall have the same duty of care to the FDIC Manager as it does to the Association. The purchase price for the Warrants pursuant to this
         Section 9 (the "Purchase Price") shall be the amount, as










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  determined by such Independent Financial Expert, that the Holder (assuming that all Warrants being valued were exercised as of the Valuation Date) would receive with respect to the Common Shares subject to the Warrants from a sale of all of such Common Shares for cash on the Valuation Date. The Independent Financial Expert shall disregard any possible effect of the Regulatory Capital Maintenance Agreement, as defined in the Assistance Agreement, provided that the Regulatory Capital Maintenance Agreement is terminated before the Purchase Price is finally determined pursuant hereto. The Independent Financial Expert shall use one or more valuation methods that it, in its best professional judgment, determines to be most appropriate. The Association shall cause the Independent Financial Expert to deliver to the Association at least 20 business days prior to the Valuation Date, with a copy to the FDIC Manager, a preliminary value report (the "Preliminary Value Report") addressed to the Association and the FDIC Manager, which Preliminary Value Report shall (x) state the methods of valuation considered or used and the preliminary Purchase Price of the Warrants as of the Valuation Date determined pursuant to this Section 9(a)(i) (the "Preliminary Purchase Price"), (y) assume that the Regulatory Capital Maintenance Agreement will not be terminated, unless it shall have been terminated previously, but indicate the extent to which the Purchase Price would be different from the Preliminary Purchase Price if it were terminated, and (z) contain a statement as to the nature and scope of the examination or investigation upon which the determination of the Preliminary Purchase Price was made. The Association shall and the FDIC Manager may provide information and data relevant to such Independent Financial Expert's valuation and shall have the opportunity to comment on the Preliminary Purchase Price. The Independent Financial Expert shall afford both the Association and the FDIC Manager the opportunity to attend any meetings held by it at which either of the parties or any affiliates is in attendance and shall furnish to both the Association and the FDIC Manager any correspondence or documents delivered to or by it to either of them or any of their affiliates. The Independent Financial Expert may revise the Preliminary Purchase Price within 20 business days after delivery of the Preliminary Value Report to the Association and FDIC Manager, provided that its final Value Report reflecting the final Purchase Price shall reflect both the initial valuation and the determination to revise it and shall be addressed to the Association and the FDIC Manager. If the Independent Financial Expert becomes aware of any material changes within 20 business days after delivery of the Preliminary Value Report, in the business or financial condition or prospects of the Association or its subsidiaries, the Independent Financial Expert shall specify such material changes in the final Value Report. The Preliminary Value Report shall become the final Value Report and shall be final and binding upon the Association and the FDIC Manager on the twentieth business day after delivery of the Preliminary Value Report to the Association and the FDIC Manager unless revised prior to such twentieth business day and if so revised shall thereupon be final and binding





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



 upon the Association and the FDIC Manager as so revised, and any references in this Agreement to the Purchase Price shall mean the Purchase Price set forth in the Value Report as it becomes final and binding pursuant to this Section 9(a)(i). The Valuation Date shall, for purposes of this Section 9(a)(i), be a date 60 days after the Demand Request is made. Unless the Requesting Holders notify the Association in writing within ten days of the receipt of the Purchase Notice that they are abandoning their Demand Request, the Association shall purchase the Offered Securities on the twentieth day after the final determination of the Offering Price in cash or by certified check or bank cashier's check payable to the respective Requesting Holders against presentation and surrender of the certificates evidencing the Offered Securities duly endorsed.

         (ii) The Association shall not be obligated to file a registration statement or post-effective amendment pursuant to this Section 9(a)(ii) which, under the Offering Regulations and the then effective rules, regulations, forms, and releases of the OTS (defined below) thereunder, would be required to contain audited financial statements as of the date other than the end of a fiscal year of the Association and the related fiscal periods then ended unless the Holder or Holders requesting registration undertake to pay (or reimburse) the incremental expenses incurred by the Association in preparing such other audited financial statements for inclusion.

         (iii) The Association may defer the filing of a registration statement or post-effective amendment for up to 90 days after the request for registration is made if the Board of Directors of the Association determines in good faith that such registration would adversely affect or otherwise interfere with a proposed or pending transaction of the Association, including, without limitation, a material financing or a corporate reorganization, or during any period of time in which the Association is in possession of material inside information concerning the Association or its securities, which information the Association, in consultation with the FDIC Manager, reasonably determines in good faith is not ripe for disclosure.

         (b) Piggy-Back Registration Rights. Whenever the Association proposes to register under the Offering Regulations shares of Common Stock, other than with respect to an offering for consideration other than cash, the Association will give 90 days prior written notice to the Holder(s) of any Subject Securities of its intention to do so and, upon the written request of the Holder(s) of more than 50% in interest in the aggregate number of Subject Securities given within 20 days after the Association provides such notice, the Association shall, subject to the terms of this Section 9(b), use its best efforts to cause all or such portion of the Warrant Shares which may be or have been acquired by any Holder(s) to be included in a registration statement to be filed by the Association to the extent the Association has been requested by such Holder(s) to register Warrant

Shares for sale in its proposed public offering. Notwithstanding the foregoing, the Association shall not be required to include any Warrant Shares in any registration statement if the registration statement relates solely to securities of the Association to be issued pursuant to a stock option or other employee benefit plan.

         For the purposes of this Section 9, the term "Offering Regulations" shall refer to 12 C.F.R. Part 563g (1993), or any successor regulations promulgated by any agency of the United States government or any statute enacted into law, relating to or governing the offering of securities by the Association; the term "OTS" shall refer to the Office of Thrift Supervision and to any successor agency having jurisdiction over the offering of securities of a savings bank such as the Association; and the term "registration statement" or "prospectus", as the case may be, shall refer to an offering circular on Form OC or any other form of filing required by the Offering Regulations.

         (c) Underwriting Terms. In connection with any proposed public offering by the Association which any Holder has requested to include Warrant Shares pursuant to Section 9(b), if such offering involves a best efforts or firm commitment underwriting, the Association shall not be required to include any of the Warrant Shares in such offering unless the Holder accepts the terms of the underwriting as agreed upon between the Association and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the managing underwriter(s), jeopardize the success of the offering by the Association. If, in the opinion of the managing underwriter(s), including all or any portion of the Warrant Shares would materially and adversely affect such public offering, then the Association shall be required to include in the underwriting only that number of the Warrant Shares, if any, which the managing underwriter(s) believes may be sold without causing such adverse effect; provided, however, that to the extent that the Warrant Shares cannot be so included, the number of Warrant Shares shall be reduced only after shares or other securities proposed to be included in such offering by all other shareholders or security holders are eliminated from such offering.

         (d) Expenses. All expenses of registration for any registration effected pursuant to this Section 9 shall be borne by the Association; provided, however, that the following shall not be deemed to be expenses of registration: sales commissions or underwriter discounts with respect to any Selling Holder's Shares, blue sky fees of any jurisdiction in which any Selling Holder specifically requests registration, any stock transfer taxes on any Selling Holder's shares, and the fees of any financial advisor(s) or attorney(s) hired to represent any Selling Holder; such expenses can be borne wholly by the appropriate Selling Holder to which such expenses are attributable.

         For the purposes of this Section 9, the term "Selling Holders" shall refer to the Holder(s) of Warrants and Warrant Shares being offered for sale on their behalf pursuant to a registration statement.

         (e) Selling Holders Indemnified. If a Selling Holder shall sell or distribute Warrants or Warrant Shares pursuant to a registration statement proposed in accordance with the terms of this Section 9, with respect to such proposed sale or distribution, the Association will indemnify and hold harmless the Selling Holder, and each person, if any, who controls the Selling Holder, against any losses, claims, damages, or liabilities, joint or several, to which the Selling Holder or such controlling person may become subject insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the preliminary or final registration statement under which such shares were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement to such registration statement or to such prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Selling Holder and each such controlling person for any legal or other expenses reasonably incurred by the Selling Holder or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Association will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Association by the Selling Holder and specifically identified for use in the preparation thereof, provided, further, however, that the Association shall not be liable for any amounts paid in settlement without the Association's express written consent or which arise out of a claim based upon any preliminary prospectus and the underwriter in the offering failed to deliver the final prospectus which corrected or reflected such untrue statement or omission.

         (f) Association Indemnified. It shall be a condition to the Association's obligations under this Section 9 that each Selling Holder shall indemnify and hold harmless the Association and each of its directors, officers, stockholders, employees, agents and affiliates (as that term is defined under Securities and Exchange Commission Rule 405) and each person, if any, who controls the Association, and any underwriter(s) utilized by the Association in connection with an offering contemplated herein against any losses, claims, damages, or liabilities to which the Association or any such director, officer, stockholder, employee, agent, affiliate (as that term is defined under Securities and Exchange Commission Rule 405), controlling person, or underwriter may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, preliminary prospectus, final prospectus, or offering circular or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to statement therein a material fact required to be stated therein necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, offering circular, preliminary prospectus, final prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Association by the Selling Holder specifically for use in the preparation thereof, and will reimburse to the Association any legal or other expenses reasonably incurred by the Association or any such director, officer, stockholder, employee, agent or affiliate of the Association or any controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action.

         (g) Notice of Indemnification, Etc. Promptly after receipt by a party entitled to indemnification under this Section 9 of any notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is made against an indemnifying party under this
Section 9, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 9 if the indemnified party shall sustain the burden of proving that the indemnifying party shall not have been prejudiced by the omission. In case any such action is brought against any indemnified party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party or parties, to assume the defense thereof, with counsel satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party, of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

         (h) Efforts. If and whenever the Association is requested under this
Section 9 to effect the registration of Subject Securities, the Association shall as promptly as reasonably possible, (i) prepare and file with the OTS a registration statement on suitable form with respect to such securities and thereafter use its best efforts to cause such registration statement to become and, subject to clause (ii) hereof, remain effective and any prospectus contained in such registration statement to remain current and to cause such registration statement to comply with the provisions of the Offering Regulations; (ii) prepare and file with the OTS such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and such prospectus current for a period not exceeding 180 days and to comply with the provisions of the Offering Regulations with respect to the sale or other disposition of such Subject Securities by such registration statement; (iii) furnish to each Selling Holder and each underwriter of such shares being sold such number of copies of a prospectus, including a preliminary prospectus or amendment thereto, in conformity with the requirements of the Securities Act of 1933, as amended, and the Offering Regulations; (iv) use all reasonable efforts to register or qualify (where required) the Subject Securities covered by such registration statement under such securities or blue sky laws of jurisdictions in which the Subject Securities are being offered or sold, and do any and all other acts and things which may be reasonably required of the Association to enable each Selling Holder and the underwriters to consummate the public sale or other disposition in such jurisdictions in which the Subject Securities are being sold; and (v) use its best efforts to notify each Selling Holder of any amendment or supplement to the registration statement or the prospectus included herein and the time at which any such registration statement, agreement, or supplement becomes effective, provided, however, that the Association will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not then so subject.

         10. Right of First Refusal. The provisions of this Section 10 shall apply to the Warrants and if the Warrants, or any of them, are exercised, the terms of this Section 10 shall apply to the shares of Common Stock (for the purposes of this Section 10, the "Shares") so acquired unless such shares are acquired pursuant to a registered offering pursuant to Section 9.

         (a) Restriction on Transfer; Right of First Refusal.

                  (i) The Holder of Warrants and Shares shall not sell, assign, transfer or otherwise dispose of Warrants or Shares, now or thereafter owned or held by it, except as provided in this Section 10. The Association may refuse to transfer the Warrants and Shares when such transfer would not be in compliance with the terms of this Agreement, and any attempted disposition in violation hereof shall be null and void.

                  (ii) In the event that any Holder of Warrants or Shares proposes to sell, transfer or otherwise dispose of any Warrants or Shares, such Holder shall give the Association written notice of its intent to do so, which shall not be required to disclose any proposed purchase terms or purchaser.

                  (iii) Upon receipt by the Association of such notice from the holder (hereinafter sometimes referred to as the "Disposing Holder") or its legal representative, as the case may be, the Association or its Holding Company or its affiliates shall have the exclusive right and option, exercisable at any time within 30 days after receipt of the notice, to purchase all (but not less than all) of the Shares at the Purchase Price per share determined as of the date of the notice pursuant to Section 9(a)(i). If the Association chooses to exercise its option, it shall give written notification to this effect to the Disposing Holder or its legal representative, as the case may be, and such sale and purchase shall be consummated within 30 days after the Independent Financial Expert referred to in Section 9(a)(i) determines the Purchase Price.

                  (iv) If the Association does not elect to exercise its rights hereunder, the Disposing Holder, or its legal representative, shall be free to retain or dispose of the Warrants or Shares for the next 90 days subject to the terms of this Agreement. The Disposing Holder shall not effect such a disposition after such 90 day period without first complying again with the requirements of this Section 10 with respect to a subsequent attempt to sell, transfer or otherwise dispose of any such Warrants or Shares.

                  (v) If, in accordance with this Section 10, Shares are sold to a third party in a transaction not constituting a public offering, the Disposing Shareholder shall require, as a condition of the sale to such third party, that the purchaser of its Shares will become a party to this Agreement, but only if the Association so desires such purchaser to become subject to this Agreement. All Warrants and Shares retained by the Disposing Holder shall remain subject to the prohibitions, restrictions and requirements of this Agreement.

         (b) The Closing Date; Payment for the Stock. The Closing Date shall be five (5) business days following the determination of the Purchase Price as set forth in Section 9 above. At 10:00 a.m. on the Closing Date, and at the Association's headquarters, or at some other time or place designated by the parties, the Disposing Holder shall deliver to the Association the certificates representing all of the Warrants and/or Shares to be sold, duly endorsed, and free and clear of any liens, claims, or encumbrances, and all assignments, certificates of authority, tax releases, and other instruments or documents as may be recommended by the Association's counsel, and the Association shall pay the purchase price of the Warrants and/or Shares being acquired, determined in accordance with subparagraph (a)(iii) above. The purchase price shall be paid by the Association in a lump sum payment of 100% of the Purchase Price, paid in cash or by certified or cashier's check. In the event that the Association fails to complete a purchase pursuant to the exercise of rights granted under this Section 10, the Disposing Holder shall have the right to dispose of such Warrants or Warrant Shares for the next 90 days in accordance with subparagraph
(a)(iv) above as if the Association had not elected to exercise such rights.

         (c) Copy of Agreement; Restrictive Legend. A counterpart of this Agreement shall be placed on file at the principal place of business of the Association and at its registered office. In addition to any other legends required on the certificates pursuant to the terms hereof or otherwise, upon any exercise of any of the Warrants hereunder, the certificates representing the Shares subject hereto shall be endorsed as follows:

         "The shares represented by this certificate are transferable only upon compliance with the provisions of a Warrant Agreement dated December 30, 1988, as amended by an amendment dated December 28, 1993, a copy of which will be furnished to the record holder of this certificate without charge upon written request to the Association at the principal place of business of the Association at the Association's registered office. A holder of record or its agent, attorney or accountant shall have the right to examine the Warrant Agreement during regular business hours of the Association."



        11.    [This section intentionally blank].

        12. Representations. Warranties and Covenants. The Association hereby makes to the Holders the representations, warranties, and covenants set forth in the following subsections, all of which shall survive the execution and delivery of this Agreement:

                  (a) Due Authorization. The execution, delivery, and performance of the terms and conditions of this Agreement and issuance and delivery of the Warrants have been duly and validly authorized.

                  (b) Binding Agreements. This Agreement constitutes a legal, valid, and binding agreement of the Association, enforceable against the Association in accordance with its terms.

                  (c) Consents. All governmental and regulatory consents in connection with the issuance and delivery of the Warrants have been obtained by the Association.

                  (d) Warrant. When executed and delivered by the Association pursuant to this Agreement, the Warrant will be a valid and binding obligation of the Association, enforceable against the Association in accordance with its terms. All Common Shares issued upon the exercise of the Warrant will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

         13. Miscellaneous.

                  (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own final consultants, investment bankers, accountants, and counsel.

                  (b) Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing (including telex, telecopy, or similar writing) and shall be given in the manner set forth in Section 10.2 of the Settlement Agreement.

                  (c) Severability. If any term, provision, covenant, or restriction of this Agreement is held to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than laws governing conflicts or choice of law) of the State of Texas.

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  (f) Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

                  (g) Assignment. A Holder may sell, transfer, assign, or otherwise dispose (in whole or in part) of its rights and obligations under this Agreement to any subsequent Holder of the Warrants or the Warrant Shares. This Agreement shall not be assignable by the Association except by operation of law.

                  (h) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than an assignee of a Holder) any rights or remedies of any nature whatsoever under or by any reason of this Agreement.

                  (i) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  (j) No Waiver. No delay on the part of either party in exercising any right hereunder or under a Warrant shall operate as a waiver thereof, nor shall any waiver on the part of either party, nor any single or partial exercise of any right hereunder or under a Warrant, preclude any other or further exercise thereof or any other right hereunder or under a Warrant.

        14. Payments in Lieu of Dividends. If at any time during the period beginning on December 28, 1993 and ending on December 30, 1998, the Association pays any cash dividend on its outstanding shares of Common Stock or makes any distribution of property on its outstanding shares of Common Stock (other than (i) any such dividend or distribution that would give rise to an adjustment to the number of Warrants outstanding pursuant to Section 8 of the Warrant Agreement; or (ii) any distribution subject to Section 8(c) of this Warrant Agreement) then, to the extent that the Warrants have not been exercised at the time of such payment or distribution, the Association shall pay or distribute to each Holder of the Warrants on the date of payment of the dividend or distribution that amount in cash or property that each Holder of the Warrants would have been entitled to receive in respect of the shares of Common Stock evidenced by the then unexercised portion of the Warrant had such portion of the Warrant been duly exercised prior to the record date for such dividend or other distribution.

        15. Common Stock Issuance. The FDIC Manager hereby agrees on behalf of itself and all subsequent Holders of any Warrants that as of December 28, 1993, the number of issued and outstanding shares of Common Stock is 2,699,725, and that as of such date the number of shares of Common Stock purchasable upon exercise of the Warrant is 158,823, and that all of the anti-dilution provisions of the Warrant Agreement and the Warrant, including those set forth in Section 8 hereof, shall apply exclusively to transactions occurring after December 28, 1993.

        16.  Change in Control.

                 (a) Notice of Prospective Change in Control. The Association may at any time and from time to time deliver to the Holder of any unexercised Warrants hereunder a notice (a "Change in Control Notice") indicating that a signed, written agreement in principle (whether or not binding) for a Change in Control Transaction (the "Change in Control Agreement in Principle") or a signed, written definitive agreement for Change in Control Transaction (a "Change in Control Agreement") has been entered into by the Association. Any such Change in Control Notice shall include a true and complete copy of the Change in Control Agreement in Principle or Change in Control Agreement (excluding schedules and exhibits thereto, other than exhibits containing material terms of such Agreement). Each Holder of Warrants hereby covenants and agrees that it will not exercise the Warrants or transfer record or beneficial ownership thereof without the express prior written consent of the Association, from the date on which a Change in Control Notice is received by such Holder until that date which is the earlier of (i) the date that is thirty (30) days after the date on which the Change in Control Transaction is consummated,
        (ii) the date on which the Change in Control Transaction is abandoned, or (iii) six (6) months after the receipt of the Change in Control Notice, provided, however, that such six-month period shall be extended so long as (x) a Change in Control Agreement has been entered into, and (y) the parties to such Change in Control Agreement are actively pursuing the consummation of the related Change in Control Transaction, such extension to continue until the occurrence of the earliest to occur of the events specified in clauses (i) and (ii) of this subsection (a); and provided further that such period shall terminate 60 days after the delivery of a Change in Control Notice with respect to a Change in Control Agreement in Principle if prior to such date no Change in Control Agreement has been entered into. The period during which the Warrants shall not be exercisable as aforesaid is referred to herein as the "Lockout Period." An amendment to the terms of Change in Control Agreement in Principle or Change in Control Agreement shall not be construed as an abandonment of such Change in Control Transaction. The Association shall promptly provide to the Holders a true and complete copy of any such amendment (excluding schedules and exhibits, other than exhibits containing material terms of such amendment). The Association shall promptly advise the Holder by notice in writing of any event constituting the termination of any Lockout Period hereunder.

                  (b) Redemption Upon Change in Control. Upon the consummation of any Change in Control Transaction, the group, person, corporation or other entity controlling the Association after giving effect to such Change in Control Transaction, shall redeem or acquire the then outstanding Warrants for cash in an amount equal to the Per Share Amount (as defined in subsection (f), below) multiplied by the number of Warrants to be redeemed. Such redemption shall be effected by notice mailed to the address of each record holder of Warrants, setting forth a statement that a Change in Control Transaction has occurred, specifying the Per Share Amount and the date (which shall not be later than 35 days after the date on which such Change in Control Transaction occurs; provided, however, that, if applicable, such 35-day period shall be extended to the date that is five days after the last to occur of any calculation or valuation received by subsections (g) or (h), below, to the extent that such calculations or valuations involve determinations or actions by persons not parties to this Warrant Agreement) and place at which payment is to be made. Notice of such redemption may be mailed prior to the consummation of a Change in Control Transaction, provided that redemption shall not be effected prior to the consummation of the Change in Control Transaction. Any such notice made prior to such consummation shall be deemed to have been rescinded and to be of no force or effect if the Change in Control Transaction to which it relates is not consummated.

                  (c) Effect of Change in Control. Upon the consummation of a Change in Control Transaction, the Warrants shall cease to be exercisable, and all rights of the holders thereof, other than the right to have such Warrants redeemed as provided in Section 16(b), above, shall cease.

                  (d) Change in Control Transaction. Any of the following items
         (i) through (v) shall constitute a Change in Control Transaction:

                           (i) Any merger or consolidation of the Association
                  with or into any other association, corporation, or other entity, as a result of which the outstanding shares of Common Stock of the Association are converted into cash, stock, securities, or other assets, whether or not the Association is the surviving corporation in such transaction;

                           (ii) Any final distribution in liquidation of the
                  Association;

                           (iii) The merger or consolidation of any direct or
                  indirect parent corporation of the Association (other than a direct or indirect parent corporation which is such solely by virtue of clause (e)(y), below) with any entity (other than another entity that is a direct or indirect parent corporation of the Association before giving effect to such transaction), other than any such merger or consolidation in which a direct or indirect parent corporation is the surviving entity in such merger or consolidation and the shares of voting common stock of such surviving corporation outstanding prior to such transaction are not exchanged for other securities or assets as a result of such transaction and remain outstanding following such transaction;

                           (iv) The sale, exchange or other transfer of all of
                  the outstanding Common Stock of the Association owned directly or indirectly by any direct or indirect parent corporation of the Association to any single corporation, person, or group (other than a sale to one or more underwriters in connection with the public distribution of such shares) if after giving effect to such transaction the person, corporation or group so purchasing would own in excess of 50% of the total outstanding Common Stock of the Association, provided that a transfer to another corporation which is prior to such transaction a direct or indirect parent corporation of the Association shall not constitute a Change in Control Transaction; and

                           (v) The acquisition by any person, corporation or
                  other entity of all of the outstanding common stock of any direct or indirect parent corporation of the Association (other than a direct or indirect parent corporation which is such solely by virtue of clause (e)(y) below), other than an acquisition by a person, corporation or entity which prior to such transaction was a direct or indirect parent corporation of the Association; provided, that any such transfer made as a liquidating distribution, a dividend, or otherwise without consideration shall not constitute or result in a Change in Control Transaction.

                  (e) For purposes of this Section 16, the term "direct or indirect parent corporation" shall be deemed to include (x) any corporation, partnership, or other entity that, before giving effect to any Change in Control Transaction, owns directly or through one or more majority owned intermediary corporations, partnerships, or other entities, in excess of 50% of the Common Stock, and (y) the direct or indirect majority-owned subsidiaries (including majority-owned partnerships or other entities) of a direct or indirect parent corporation shall be deemed to be direct or indirect parent corporations, whether or not such subsidiary owns, directly or indirectly, any Common Stock.

                  (f) Per Share Amount. For purposes of this Agreement, the Per Share Amount shall be the amount of cash or other consideration, expressed on a per share basis of the Common Stock of Bank United, equivalent to the consideration received by the shareholders of the entity the change in control of which has given rise to the application of this Section 16, and that is attributable to the ownership, directly or indirectly, by such entity of Common Stock of the Association, it being understood that if a Change in Control Transaction occurs as a result of the sale or exchange of the outstanding Common Stock of the Association, the Per Share Amount shall be equal to the consideration per share received in respect of such outstanding shares of Common Stock of the Association by the Holders thereof. In the case of a Change in Control Transaction not involving the sale or exchange of the outstanding Common Stock of the Association, the Per Share Amount shall be determined by making such adjustments as may be necessary to reflect the value of such other assets, liabilities, and minority equity interests as may be appropriate to fairly reflect the allocation of value in such Change in Control Transaction to the Common Stock of the Association. Without limiting the generality of the foregoing, the following adjustments shall be made:

                  (i) To the extent not paid by the Association, all expenses of the transaction, including, without limitation, legal, accounting, brokerage, investment banking, and financial advisory fees and expenses, shall be deducted from the consideration received;

                  (ii) Consideration received shall include liabilities of the entity acquired that is assumed by the acquirer (other than liabilities of the Association), valued at the book value thereof (plus any redemption premium payable as a result of such Change in Control Transaction) as reported in the books and records of the entity acquired, and shall be reduced by the amount of any cash or cash equivalents, or accounts receivable, valued at book value less any applicable reserve, acquired by the acquirer in such Change in Control Transaction;

                  (iii) All intercompany accounts shall be valued at book value;

                  (iv) Any other assets of the entity acquired, other than the equity interest of such entity in the Association, shall be valued at fair market value as of the effective date of the Change in Control Transaction, and consideration in an amount equal to the fair market value of such assets shall be excluded in determining the Per Share Amount; and

                  (v) The consideration received shall be adjusted as appropriate to reflect the amount of any payment made or required to be made in connection with such Change in Control Transaction to the holders of minority interests, or as may otherwise be necessary to reflect the rights or ownership interest of such minority interest of such holders.

        (g) The Per Share Amount shall be determined in good faith by the party responsible for the payment thereof (the "Responsible Party"). Such determination shall be reviewed and concurred in by a nationally recognized public accounting firm selected by the Responsible Party. The selection of such public accounting firm shall be subject to the concurrence of Holders of a majority of the Warrants then outstanding, which concurrence shall not be unreasonably withheld and which concurrence shall be deemed to have been given if no written objection by the Holders of a majority of the Warrants then outstanding shall have been received by the Responsible Party within 20 days of the mailing of a notice of the selection of such public accounting firm to the Holders of the Warrants at their registered addresses. If the Holders of a majority of the Warrants do not so concur, the Responsible Party and the Holder of a majority of Warrants shall meet and seek in good faith to agree on a mutually acceptable public accounting firm. If no such agreement is reached within 10 days after receipt by the Responsible Party of the written objection referred to above, the Responsible Party shall request the President of the New York Stock Exchange to select such a firm, which selection shall be final and binding on all parties. If such president shall fail or refuse to so select such a firm as aforesaid, either the Responsible Party or the Holders of a majority of the Warrants may petition any court of competent jurisdiction to appoint such a firm, which appointment shall be final and binding on the parties hereto.

         (h) Any valuation required to be made pursuant to such section
(f)(iv), above, or (j), below, shall be made in good faith by the Responsible Party. Such valuation shall be reviewed and concurred in by a nationally recognized investment banking firm selected by the Responsible Party. The selection of such investment banking firm shall be subject to the concurrence of Holders of a majority of the Warrants then outstanding, which concurrence shall not be unreasonably withheld, and which concurrence shall be deemed to have been given if no written objection by the Holders of a majority of the Warrants then outstanding shall have been received by the Responsible Party within 20 days of the mailing of a notice of selection of such investment banking firm to the Holders of the Warrants at their registered addresses. If the Holders of a majority of the Warrants do not so concur, the Responsible Party and the Holders of a majority of the Warrants shall meet and seek in good faith to agree on a mutually acceptable investment banking firm. If no such agreement is reached within 10 days after receipt by the Responsible Party of the written objection referred to above, the Responsible Party shall request the President of the New York Stock Exchange to select such a firm, which selection shall be final and binding on all parties. If such president shall fail or refuse to so select such a firm as aforesaid, either the Responsible Party or the Holders of a majority of the Warrants may petition any court of competent jurisdiction to appoint such a firm, which appointment shall be final and binding on the parties hereto.

        (i) The determination of the Per Share Amount as aforesaid shall be conclusive on all parties in the absence of manifest error. The cost of such review and concurrence by such public accounting or investment banking firm shall be borne entirely by the Responsible Party.

        (j) Form of Payment. The Payment of the Per Share Amount shall be in cash based on the fair market value of any non-cash consideration as of the effective date of the Change in Control Transaction. The fair market value of any publicly traded securities received shall be based upon the average closing price of such securities as reported in the Wall Street Journal for the five trading days immediately preceding the closing date of such Change in Control Transaction. The valuation of any non-cash consideration that is not publicly traded shall be made as provided in section (h), above.

       IN WITNESS WHEREOF, the Association and the FDIC Manager have caused this Agreement to be duly executed as of December 28, 1993.


                              BANK UNITED OF TEXAS FSB
Attest:

                              By: /s/ JONATHAN K. [ILLEGIBLE]
                                  -----------------------------------------
/s/ [ILLEGIBLE]               Its: Executive Vice President
- -----------------------------      ----------------------------------------

                              FEDERAL DEPOSIT INSURANCE
                               CORPORATION, as Manager of the
                               FSLIC Resolution Fund


Attest:


                                 By: /s/ KEVIN STEIN
                                     --------------------------------------
/s/ CHARLES A. FULTON            Its: Associate Director
- --------------------------------      -------------------------------------

                                                                      EXHIBIT A


                         [Form of Warrant Certificate]
No. W-_______________                                       ____________Warrants


                      WARRANT TO PURCHASE COMMON STOCK OF
                            BANK UNITED OF TEXAS FSB


            THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFER SET
                FORTH IN THE WARRANT AGREEMENT REFERENCED BELOW.


         Bank United of Texas FSB, a federally-chartered savings bank (hereinafter called the "Association"), for value received, hereby certifies that the Federal Deposit Insurance Corporation, as Manager of the FSLIC Resolution Fund (the "FDIC Manager"), or registered assigns, is the owner of the number of Warrants set forth above, each of which represents the right, initially to purchase that whole number of shares of Common Stock, per value $0.01 (One Cent) per share, of the Association (hereinafter called the "Common Stock") at the price of $0.01 (One Cent) per share (the "Warrant Price"), subject to the terms and conditions hereof and of the Warrant Agreement hereafter referred to, each such purchase to be made, and to be deemed effective for the purpose of determining the date of exercise, only upon surrender hereof to the Association at its principal office in Houston, Texas, with the form of Election to Exercise attached hereto duly filled in and signed, and upon payment in full to the Association of the Warrant Price (i) in cash or (ii) by certified or official bank check, all as provided in the Warrant Agreement hereafter referred to and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement hereafter referred to.

         The Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of December 30, 1988, as amended by the First Amendment to Warrant Agreement dated as of December 28, 1993 (as so amended, herein called the "Warrant Agreement"), by and between the Association and the FDIC Manager and is subject to the terms and provisions of the Warrant Agreement which terms and provisions are hereby incorporated by reference herein and made a part hereof. Each holder of this Warrant Certificate consents to all of the terms contained in the Warrant Agreement by acceptance hereof. A copy of the Warrant Agreement is available for inspection by the registered holder hereof at the principal office of the Association in Houston, Texas.

         The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of Texas and for all purposes shall be construed in accordance with the laws of Texas.

         IN WITNESS WHEREOF, the Association has caused this Warrant Certificate to be duly executed under its corporate seal



Dated: December 28, 1993

                                                       BANK UNITED OF TEXAS FSB

[Corporate Seal]

                                                       By:
                                                          ---------------------
ATTEST:




- ----------------------------

                                                                      EXHIBIT B


                              ELECTION TO EXERCISE

                   (To be executed upon exercise of Warrant)

TO: BANK UNITED OF TEXAS FSB

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant Certificate for, and to purchase
thereunder,         shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a
certified or official bank check in the amount of $           .

         Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

PLEASE INSERT SOCIAL           Name
SECURITY OR OTHER                  ---------------------------------------
IDENTIFYING NUMBER             (Please print name and address)
OR ASSIGNEE

                               Address
- ------------------------               -----------------------------------

                               Signature
- ------------------------                ----------------------------------

                               NOTE:      The above signature should
                                          correspond exactly with the name
                                          on the face of this Warrant
                                          Certificate or with the name or
                                          assignee appearing in the
                                          assignment form below.

                               Signature guarantee:


                               --------------------------------------------

AND, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.


Dated:                    , 19
      -------------------     ---